Genasys Inc. Appoints Larry Hagenbuch

to Board of Directors

SAN DIEGO, CA – March 30, 2026 – Genasys Inc. (NASDAQ: GNSS), the global leader in Protective Communications, today announced that Larry Hagenbuch has been appointed to its Board of Directors and will serve as Chair of the Audit Committee. Mr. Hagenbuch is an operating partner of Crossplane Capital, a private equity firm located in Dallas, Texas.

Richard Danforth, CEO of Genasys Inc., said, “Larry brings deep audit and financial oversight experience, having served as audit committee chair for multiple public companies, including HireQuest (NASDAQ: HQI) and Optex Systems, and previously serving on audit committees at Remy International. His background as a former COO and CFO, combined with decades of operational, restructuring, and governance leadership across public and private enterprises, positions him to provide strong, independent financial stewardship as Audit Chair.”

“I am pleased to join the Board and work with Richard, fellow board members, and the Genasys team execute on the Company’s objectives,” said Mr. Hagenbuch. “With the Puerto Rico Dams Early Warning System project and other large hardware and software business opportunities, Genasys is at a major inflection point. I look forward to using my financial, audit, and operations experience and perspective to help the Company scale growth.”

Before joining Crossplane Capital, Mr. Hagenbuch led Huron Consulting’s Interim Management Practice, where he served in several interim C-level positions, driving significant improvements in both profitability and liquidity.

Before Huron Consulting, Mr. Hagenbuch held operational roles with GE, GE Capital, and J. Hilburn, He also served as a consultant with Alix Partners and Booz, Allen & Hamilton.

Mr. Hagenbuch began his career in the United States Navy, serving as the weapons officer on the USS Reuben James (FFG-57). Mr. Hagenbuch earned a BS in Mechanical and Materials Engineering from Vanderbilt University and an MBA from Wharton School at the University of Pennsylvania.

About Genasys Inc.

Genasys is the global leader in Protective Communications™, providing the most comprehensive portfolio of preparedness, response, and analytics software and hardware solutions available. The company’s Long Range Acoustic Device® (LRAD®) and Protect Platform, which includes Genasys Protect® and Genasys Evertel®, are designed around one premise: ensuring organizations and public safety agencies are Ready when it matters®. Protecting people and saving lives for over 40 years, Genasys covers more than 155 million people in all 50 states and in over 100 countries worldwide. For more information, visit genasys.com.

Forward-Looking Statements

Except for historical information contained herein, the matters discussed are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. You should not place undue reliance on these statements. We base these statements on particular assumptions that we have made in light of our industry experience, the stage of product and market development as well as our perception of historical trends, current market conditions, current economic data, expected future developments and other factors that we believe are appropriate under the circumstances. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those suggested in any forward-looking statement. The risks and uncertainties in these forward-looking statements include without limitation risks relating to the effects of continued geopolitical unrest and regional conflicts, including the conflict in Iran and its effect on global oil supply and prices, receiving timely payment under, regulatory uncertainties surrounding, or disruptions in governmental support or funding of, the Puerto Rico project, our reliance on a limited number of customers, the likely need for additional capital, actual or perceived failures or breaches of our information and security systems, continued funding of government spending, the timing of such funding, general economic and business conditions, including unforeseen weakness in the Company’s markets, competition, changes in technology and methods of marketing, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, market acceptance of the Company’s products, shortages in components or price increases that cannot be passed on to customers, inability to fully realize the expected benefits from acquisitions and restructurings or delays in realizing such benefits, challenges in integrating acquired businesses and achieving anticipated synergies, changes to export regulations, difficulties in retaining key employees and customers, changes in the market for microcap stocks regardless of growth and value and various other factors beyond our control. Risks and uncertainties are identified and discussed in our filings with the Securities and Exchange Commission. These forward-looking statements are based on information and management’s expectations as of the date hereof. Future results may differ materially from our current expectations. For more information regarding potential risks and uncertainties, see the “Risk Factors” section of the Company’s Form 10-K for the fiscal year ended September 30, 2025. Genasys Inc. disclaims any intent or obligation to publicly update or revise forward-looking statements, except as otherwise specifically stated.

Investor Relations Contact

Scott Liolios and Clay Liolios
Gateway Group, Inc.
(949) 574-3860
GNSS@gateway-grp.com